Exhibit (h)(2)

MONETTA FUND, INC.

FIRST AMENDMENT TO THE

 BLUE SKY COMPLIANCE SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 5th day of November, 2009, to the Blue Sky Compliance Servicing Agreement dated as of May 1, 2007, (the “Agreement”), is entered into by and between Monetta Fund, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA FUND, INC.

U.S. BANCORP FUND SERVICES, LLC

By:  /S/ Robert S. Bacarella

By:  /S/ Michael R. McVoy

Printed Name:  Robert S. Bacarella                Printed Name: Michael R. McVoy

Title:  President

Title: Executive Vice President

Exhibit B

to the

Blue Sky Compliance Servicing Agreement – Monetta Fund, Inc.

U.S. BANCORP FUND SERVICES, LLC BLUE SKY COMPLIANCE SERVICES ANNUAL FEE SCHEDULE at October 1, 2009

Funds Covered under Fee Schedule

Monetta Fund, Orion/Monetta Intermediate Bond Fund, Monetta Government Money Market Fund, Monetta MidCap Equity Fund and Monetta Young Investor Fund

Blue Sky Compliance Service Charges

Annual Fee:

$2,250 for Monetta Fund, Monetta MidCap Equity Fund, Orion/Monetta Intermediate Bond Fund and Monetta Young Investor Fund

$1,000 for the Monetta Government Money Market Fund

Additional funds will result in additional fees

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited

to:

•

Postage, Stationery

•

Programming, Special Reports

•

Retention of records

•

File transmission charges

•

Federal and state regulatory filing fees

•

Expenses from board of directors meetings

•

Auditing and legal expenses

•

Blue Sky conversion expenses

•

All other out-of-pocket expenses

Fees are billed monthly

2